UNITED STATES	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2017

DOYEN ELEMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	024-10707	47-5326352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1880 Office Club Pointe Suite 1240 Colorado Springs CO 80920

Registrant’s telephone number, including area code (800) 369-3687

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and which describe the Company’s future plans, strategies, and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “expect”, “anticipate”, estimate”, “believe”, “intend” or “project”, or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 14, 2017, the Registrant entered into a two year Employment Agreement with Shane Davis whereby Mr. Davis will be the division manager of the acquired Company described in 1.01 above. Mr. Davis will receive compensation of $1500 per week until February 1, 2018, after which his salary will increase to 130,000 annually.

A copy of the Employment Agreement is annexed hereto at 10.3

ITEM 2.01. COMPLETION OF ACQUISITION OF ASSETS.

On December 13, 2013, the Company entered into an Equity Purchase Agreement with 7GENx LLC a Colorado Limited Liability Company with its principal offices at PO Box 21432 Boulder CO 80308 (“ACQUIRED COMPANY”); and Shane P. Davis, the sole member of the ACQUIRED COMPANY, for $4,200,000 pursuant to a promissory note due May 21, 2019.

7GENx LLC is focused on creating proprietary hemp cultivars to meet the current and emerging market demands for use in breeding for agricultural, industrial and medical purposes. Our team of scientists focuses on data collection and analysis of chemical, genetic and phenotypic profiles of hemp, allowing us to create proprietary varieties of hemp that are targeted for specific uses for current or emerging markets.

Our intention is to restore regenerative hemp based agriculture, food, fuel and fiber economies for the health, safety and welfare of the planet. We do this, by providing small select farms in Colorado (and other states with state approved hemp programs) with hemp cultivation and harvesting techniques, elevated organic methods and practices, and proprietary CBD rich hemp varieties that meet state hemp program standards.

Payment shall be made on the following dates:

The funds, i.e. Four Million Two Hundred Thousand dollars ($ 4,200,000) to be paid at the earlier of:

i. 14 days following receipt by the Company of proceeds of sale of inventory, said payment to be limited to 50% of said amounts received, from time to time, or

ii. The balance of any unpaid amounts due per above, by a date 18 months from the execution of this contract, i.e. May 21, 2019

The obligation to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The payment of the principal and any accrued and unpaid default interest hereunder is secured by the Security Agreement, which is in accordance with the provisions of the Uniform Commercial Code as existing in the State of Colorado, and which also includes a pledge of Membership Interests (as defined in the Security Agreement) by the Company in favor of Holder.

Item 9.01 EXHIBITS.

10.1      Equity Purchase Agreement 7GenX

10.2      Promissory Note $4,200,000

10.3      Employment Agreement with Shane Davis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 18, 2017

DOYEN ELEMENTS, INC. [Registrant]

By:	/s/ Cynthia Boerum
Cynthia Boerum, Chairman, Chief Executive Officer and Chief Financial Officer